UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2014

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On November 7, 2014, Aflac Incorporated (the “Company”) issued $750 million aggregate principal amount of its 3.625% Senior Notes due 2024 (the “Notes”). The Notes were offered by the Company in a public offering pursuant to the Company’s Registration Statement on Form S-3 (No. 333-181089) (the “Registration Statement”), prospectus dated May 1, 2012, and related prospectus supplement dated November 4, 2014. The Company intends to use the net proceeds of the issuance for general corporate purposes, including capital contributions to subsidiaries, if needed.

The Company entered into an underwriting agreement, dated November 4, 2014 (the “Underwriting Agreement”) with Goldman, Sachs & Co., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (together, the “Underwriters”), related to the offering, issuance and sale of the Notes. The Underwriting Agreement contains customary terms, conditions, representations and warranties and indemnification provisions.

The Notes bear interest at a rate of 3.625% per annum and mature on November 15, 2024. Interest on the Notes is payable semi-annually in arrears on May 15 and November 15 each year, beginning on May 15, 2015. The Notes will be redeemable at the option of the Company in whole at any time or in part from time to time at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the Notes to be redeemed, discounted to the redemption date; plus in each case accrued and unpaid interest. The Notes are general unsecured obligations and rank equally in right of payment with any of the Company’s existing and future unsecured senior indebtedness.

The Notes were issued under an indenture, dated as of May 21, 2009 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a ninth supplemental indenture, dated as of November 7, 2014 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The foregoing description of the Underwriting Agreement, the Base Indenture and the Ninth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. For a complete description of the terms and conditions of the Base Indenture, please refer to the Base Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 21, 2009 and incorporated herein by reference. For a complete description of the terms and conditions of the Underwriting Agreement and the Ninth Supplemental Indenture, please refer to the Underwriting Agreement and the Ninth Supplemental Indenture, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1 and 4.1, respectively.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. The Trustee is an affiliate of BNY Mellon Capital Markets, LLC, one of the underwriters in this offering. An affiliate of Mizuho Securities USA Inc. is the administrative agent under an unsecured revolving credit facility agreement the Company entered into in March 2013. In addition, the Company has agreements with affiliates of Mizuho Securities USA Inc. to sell its products at their Japanese bank branches.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description regarding the Company’s issuance and sale of the Notes contained in Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	-	Underwriting Agreement, dated November 4, 2014, between Aflac Incorporated and Goldman, Sachs & Co., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters included on Schedule I thereto.

4.1	-	Ninth Supplemental Indenture, dated as of November 7, 2014, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 3.625% Senior Note due 2024).

5.1	-	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

5.2	-	Opinion of J. Matthew Loudermilk, Vice President and Corporate Secretary of the Company, regarding the validity of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

November 7, 2014	/s/ June Howard
(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:

1.1	-	Underwriting Agreement, dated November 4, 2014, between Aflac Incorporated and Goldman, Sachs & Co., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters included on Schedule I thereto.

4.1	-	Ninth Supplemental Indenture, dated as of November 7, 2014, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 3.625% Senior Note due 2024).

5.1	-	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

5.2	-	Opinion of J. Matthew Loudermilk, Vice President and Corporate Secretary of the Company, regarding the validity of the Notes.